UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2016

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard

St. Louis, Missouri 63105

(Address of Principal Executive Office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 26, 2016, Centene Corporation (“Centene” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), and Evercore Group L.L.C., solely in its capacity as qualified independent underwriter, to sell $1,200,000,000 principal amount of the Company’s 4.75% senior notes due 2025 (the “Senior Notes”) in a public offering made pursuant to a registration statement and a related prospectus supplement filed by the Company with the Securities and Exchange Commission (the “SEC”). The offering is expected to close on or about November 9, 2016. The issuance of the Senior Notes will be subject to customary closing conditions.

Centene intends to use the net proceeds of the offering to redeem its 5.75% senior notes due 2017 and Health Net, Inc.’s 6.375% senior notes due 2017, to repay amounts outstanding under its Revolving Credit Facility, to pay related fees and expenses and for general corporate purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the underwriting agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company is filing the Underwriting Agreement as Exhibit 1.1 to this Current Report on Form 8-K to add it as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-196037).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION
Date: October 28, 2016	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 26, 2016, by and among the Company, Barclays Capital Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein, and Evercore Group L.L.C., solely in its capacity as qualified independent underwriter.